Exhibit 10.1

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into this 31st day of January, 2017, by and between ARC Group, Inc., a Nevada corporation (“American”), and Richard W. Akam (“Akam”) for the purpose of amending that certain Employment Agreement dated January 22, 2013, by and between American and Akam (the “Employment Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement.

Recitals

WHEREAS, the parties hereto desire to amend certain provisions of the Employment Agreement to reflect changes to the employment relationship previously made by American and Akam as well as to reflect new changes to the employment relationship between American and Akam.

NOW, THEREFORE, in consideration of the foregoing premises and representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.	The first sentence of Section 1 is hereby deleted in its entirety and replaced with the following sentence:

Akam was appointed as the Chief Operating Officer on January 22, 2013, and as the Chief Executive Officer on January 31, 2013, and shall continue to serve as the Chief Executive Officer and Chief Operating Officer with such duties that are customarily associated with such executive positions and such other specific duties as assigned by American’s Board of Directors.

2.	Section 3(A) is hereby amended to reflect the addition of the following sentence at the very end of Section 3(A):

After the Initial Term, Akam’s base monthly salary may be adjusted from time-to-time by American’s Board of Directors with the consent of Akam.

3.	Section 3(I) is hereby deleted in its entirety effective December 31, 2016.

4.	The second sentence of Section 3(J)(A)(2) is hereby deleted in its entirety and replaced with the following sentence:

Thereafter bonus criteria shall be identified and agreed upon by the end of the 1st quarter of each fiscal year.

5.	Except as expressly provided herein, the Employment Agreement shall remain in full force and effect.

6.	This Amendment may be executed in two or more counterparts and delivered electronically, each of which shall be deemed to be an original, but all of which together shall constitute one and the same agreement.

7.	The Amendment shall be governed and interpreted by the laws of the State of Florida. Any dispute concerning the Agreement shall be litigated in Duval County, Florida, State Court, without a jury, American and Akam waiving any right to a jury trial. American and Akam agree that Duval County, Florida, State Court is a proper forum and venue and further consent to Duval County, Florida, State Court and waive any objection to the venue or jurisdiction of the Duval County, Florida, State Court to hear such dispute.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed as of the date first written above.

ARC GROUP, INC.

By:	/s/ Seenu G. Kasturi
Seenu G. Kasturi
President and CFO

RICHARD W. AKAM

/s/ Richard W. Akam
Richard W. Akam

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